EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Agile Software Corporation of our report dated July 9, 2004 relating to the financial statements and financial statement schedules of Agile Software Corporation, which appears in Agile Software Corporation’s Annual Report on Form 10K for the year ended April 30, 2004.

/s/    PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Jose, California

December 8, 2004